UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2010

IOWA TELECOMMUNICATIONS SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Iowa
(State or Other Jurisdiction of Incorporation)

001-32354		42-1490040
(Commission File Number)		(IRS Employer Identification No.)
403 W. Fourth Street North Newton, Iowa 50208
(Address of Principal Executive Offices) (Zip Code)

(641) 787-2000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On March 25, 2010, Iowa Telecommunications Services, Inc. (“Iowa Telecom”) held a special meeting of its shareholders to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 23, 2009, by and among Windstream Corporation (“Windstream”), Buffalo Merger Sub, Inc., a wholly-owned subsidiary of Windstream (“Merger Sub”), and Iowa Telecom, pursuant to which Iowa Telecom will merge with and into Merger Sub (the “Merger”), after which Merger Sub will survive the Merger and continue to be a wholly-owned subsidiary of Windstream and the separate corporate existence of Iowa Telecom will cease.

The following is a summary of the voting results for approval and adoption of the Merger Agreement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,499,326	510,911	127,197	0

The votes in favor of approval and adoption of the Merger Agreement represented 97.8% of the shares voted at the meeting and 68.3% of the outstanding shares of Iowa Telecom as of the record date.  Accordingly, the Merger Agreement was approved and adopted, although completion of the Merger remains subject to (i) regulatory approval by the Federal Communications Commission, (ii) regulatory approval by the Iowa Utilities Board, and (iii) other customary conditions to closing.

The press release announcing the results of the voting at the special meeting is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated March 25, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	March 25, 2010	Iowa Telecommunications Services, Inc.

		By:	/s/ Donald G. Henry
Donald G. Henry
Vice President, General Counsel and
Secretary